POWER OF ATTORNEY

We, the undersigned members of the Board of Directors/Trustees (“Board Members”) of Steward Funds, Inc. and Crossmark ETF Trust (each a “Company” and together, the “Companies”) hereby constitute and appoint Robert C. Doll and Jim Coppedge, and each of them, severally, with full powers of substitution, or if more than one acts, a majority of them, our true and lawful attorneys and agents to execute in our names, place and stead (in such capacity) any and all amendments to enable each Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with each Company’s Registration Statement on Form N-1A pursuant to the 1933 Act and/or the 1940 Act, together with any and all pre- and post-effective amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Board member of each Company such Registration Statement and any and all such pre- and post-effective amendments filed with the Securities and Exchange Commission under the 1933 Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that each said attorney-in-fact and agent, or substitute or substitutes therefor, shall lawfully do or cause to be done by virtue hereof.

This power of attorney is effective for all documents filed on or after May 21, 2025.

[Signature Pages Follow]

/s/ Mark H. Barineau	Date: May 21, 2025
Mark H. Barineau
Board Member

/s/ Kyle A. Dana	Date: May 21, 2025
Kyle A. Dana
Board Member

/s/ Mark Osterheld	Date: May 21, 2025
Mark Osterheld
Board Member

/s/ Adriana R. Posada	Date: May 21, 2025
Adriana R. Posada
Board Member

/s/ Richard J. Rossi	Date: May 21, 2025
Richard J. Rossi
Board Member